EXHIBIT 99.4

SCHEDULE II

DEAN FOODS COMPANY AND SUBSIDIARIES

VALUATION AND QUALIFYING ACCOUNTS

Years Ended December 31, 2009, 2008 and 2007

Description	Balance at Beginning of Period	Charged to (Reduction in) Costs and Expenses	Other	Deductions	Balance at End of Period
	(In thousands)

Year ended December 31, 2009
Allowance for doubtful accounts	$17,429	$2,496	$1,179	$4,216	$16,888
Deferred tax asset valuation allowances	9,645	(537)	—	—	9,108

Year ended December 31, 2008
Allowance for doubtful accounts	19,830	2,280	187	4,868	17,429
Deferred tax asset valuation allowances	8,695	950	—	—	9,645

Year ended December 31, 2007
Allowance for doubtful accounts	17,070	5,788	100	3,128	19,830
Deferred tax asset valuation allowances	9,671	(976)	—	—	8,695